UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 26, 2016

(Date of earliest event reported)

IXYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1590 Buckeye Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 457-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2016, the Board of Directors (the “Board”) of IXYS Corporation (the “Company”) elected Uzi Sasson Chief Executive Officer of the Company. Nathan Zommer continues to serve as Chief Executive Officer also. Dr. Zommer remains Chairman of the Board. Mr. Sasson remains President, Chief Financial Officer and Secretary.

On August 26, 2016, the Compensation Committee of the Board increased the annual salary of Uzi Sasson to a rate of $430,000 per year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2016, the Board amended and restated the Bylaws of the Company. The amendments were in Article V of the Bylaws and were principally made to enable more than one Chief Executive Officer.

Section 28 was amended to enable more than one Chief Executive Officer. Section 29 was amended to expressly set forth the duties of the Chief Executive Officer, to clarify the order of succession to the office of chief executive among the officers of the Company, and to substitute the Chief Executive Officer in place of the President with respect to certain powers. Section 31 was amended to enable officers to resign by notifying the Chief Executive Officer rather than the President

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on August 26, 2016.

The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Each of the directors proposed by the Company for election was elected by the following votes to serve until the Company’s 2017 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast
Donald L. Feucht	24,373,031	678,189	4,401,356	0
Samuel Kory	24,369,194	682,026	4,401,356	0
S. Joon Lee	24,383,597	667,623	4,401,356	0
Timothy A. Richardson	21,569,505	3,481,715	4,401,356	0
Uzi Sasson	21,495,450	3,555,770	4,401,356	0
James M. Thorburn	24,626,774	424,446	4,401,356	0
Kenneth D. Wong	24,677,602	373,618	4,401,356	0
Nathan Zommer	24,486,262	564,958	4,401,356	0

The stockholders approved the 2016 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
23,263,627	1,741,427	46,166	4,401,356	0

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
24,577,796	409,294	64,130	4,401,356	0

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent public registered accounting firm for the Company’s fiscal year ending March 31, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Uncast
28,989,663	345,770	117,143	0

Item 8.01 Other Events.

On August 26, 2016, the Board of Directors of the Company suspended the payment of quarterly cash dividends.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

3.2	Amended and Restated Bylaws of IXYS Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IXYS CORPORATION

By: /s/ Uzi Sasson
Uzi Sasson, Chief Executive Officer and Chief Financial Officer (Principal Financial Officer)

Date: August 29, 2016